Exhibit 99.1

                7000 Cardinal Place

                Dublin, OH 43017

                www.cardinalhealth.com

FOR IMMEDIATE RELEASE

Contacts:

Media:	Troy Kirkpatrick (614) 757-6225 troy.kirkpatrick@cardinalhealth.com	Investors:	Sally Curley (614) 757-7115 sally.curley@cardinalhealth.com

CARDINAL HEALTH UPDATES FY09 OUTLOOK

DUBLIN, Ohio, Jan. 8, 2009 — Cardinal Health today announced it expects to report solid earnings per share (EPS) results for its fiscal second quarter, but provided caution for the remainder of the fiscal year because of a deferral in hospital capital spending affecting its Clinical and Medical Products segment.

Non-GAAP diluted EPS from continuing operations1 for the company’s fiscal second quarter, ended Dec. 31, 2008, is anticipated to be at least $0.90, driven by solid operating results and a better than expected tax rate. In addition, the company reaffirmed its previously announced full-year revenue and segment profit goals for its Healthcare Supply Chain Services segment, but is updating its EPS guidance for the full year.

“It is difficult to forecast the exact duration and potential long-term changes in hospital spending patterns, but the company is taking appropriate cost actions to mitigate the impact,” said R. Kerry Clark, chairman and CEO of Cardinal Health. “Based on our current data, we anticipate full-year non-GAAP EPS to be in a range of $3.50 to $3.60 versus a previously provided range of $3.80 to $3.95.”

David Schlotterbeck, CEO of Clinical and Medical Products said, “With the delay in hospital capital spending, we expect softness in our capital equipment sales to continue in the second half of the fiscal year. It is important to note that more than 40 percent of our Clinical and Medical Products business comes from the sale of disposable products and remains stable. There are also segments of our capital equipment business less affected, and therefore we expect Clinical and Medical Products segment results for the fiscal year to be flat or better than last fiscal year.”

George Barrett, CEO of Healthcare Supply Chain Services said, “Our team has made considerable progress over the past nine months, and in spite of an extraordinary economic climate, we remain on track to achieve our goals for fiscal 2009.”

Full-year goals for the Healthcare Supply Chain Services segment remain unchanged with revenue growth expected to be in excess of 6 percent and segment profit expected to be flat to down 5 percent, with a return to profitable growth in the second half of the fiscal year.

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Cardinal Health News

Today’s Conference Call

The company has scheduled a webcast and conference call today from 8:30 to 9 a.m. EST to discuss the Clinical and Medical Products segment. There will be no slide presentation associated with this call. To access the call, please visit the investor page at www.cardinalhealth.com or dial 617-597-5309, passcode 68191705. A replay will be available until 11 p.m. on Jan. 10 by calling 617-801-6888, passcode 26800370.

As previously announced, the company will be presenting in two separate sessions at the J.P. Morgan Healthcare Conference at 5:30 p.m. and 6:30 p.m. EST on Wednesday, Jan. 14. Webcast information can be found on the investor page of the company’s Web site at www.cardinalhealth.com.

Q2 Earnings

Cardinal Health plans to release second-quarter results for fiscal 2009 on Thursday, Feb. 5, prior to the opening of trading on the New York Stock Exchange. The company has scheduled a webcast and conference call for Feb. 5 at 8:30 a.m. EST to discuss results of the quarter. To access the call and corresponding slide presentation, visit the investor page at www.cardinalhealth.com or dial 617-213-4845, passcode 86908096.

Participants are advised to pre-register at the investor page at www.cardinalhealth.com or to dial into the call at least 10 minutes prior to the start time. Pre-registrants are issued a pin number that provides faster access to the live call. Presentation slides, an audio replay and a transcript will be archived on the Web site after the conclusion of the meeting. The audio replay will also be available until 11 p.m. EST on Feb. 7 by dialing 617-801-6888, passcode 38752008.

About Cardinal Health

Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is a $91 billion, global company serving the health care industry with products and services that help hospitals, physician offices and pharmacies reduce costs, improve safety, productivity and profitability, and deliver better care to patients. With a focus on making supply chains more efficient, reducing hospital-acquired infections and breaking the cycle of harmful medication errors, Cardinal Health develops market-leading technologies, including Alaris® IV pumps, Pyxis® automated dispensing systems, MedMined™ electronic infection surveillance service, VIASYS® respiratory care products and the CareFusion™ patient identification system. The company also manufactures medical and surgical products and is one of the largest distributors of pharmaceuticals and medical supplies worldwide. Ranked No. 19 on the Fortune 500, Cardinal Health employs more than 40,000 people on five continents. More information about the company may be found at www.cardinalhealth.com.

[1]

Non-GAAP diluted EPS from continuing operations: Earnings from continuing operations excluding special items and impairments, (gain)/loss on sale of assets and other, net, both net of tax, divided by diluted weighted average shares outstanding.

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Cardinal Health News

Non-GAAP Financial Measures

Cardinal Health presents non-GAAP earnings from continuing operations (and presentations derived from this financial measure, including per share calculations) on a forward-looking basis. The most directly comparable forward-looking GAAP measure is earnings from continuing operations. The company is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure, because the company cannot reliably forecast special items and impairments, (gain)/loss on sale of assets and other, net, which are difficult to predict and estimate. Please note that the unavailable reconciling items could significantly impact the company’s future financial results.

Cautions Concerning Forward-Looking Statements

This news release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Cardinal Health’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: uncertainties related to the deferral in hospital capital spending affecting Cardinal Health’s Clinical and Medical Products segment and difficulties in forecasting the exact duration and potential long-term changes in hospital spending patterns; uncertainties regarding the planned spin-off of the clinical and medical products businesses as a new stand-alone entity, including the timing and terms of any such spin-off and whether such spin-off will be completed, and uncertainties regarding the impact of the planned spin-off on Cardinal Health, the new clinical and medical products company and the potential market for their respective securities; competitive pressures in Cardinal Health’s various lines of business; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships; uncertainties relating to timing of generic and branded pharmaceutical introductions and the frequency or rate of branded pharmaceutical price appreciation or generic pharmaceutical price deflation; changes in the distribution patterns or reimbursement rates for health care products and/or services; the results, consequences, effects or timing of any inquiry or investigation by any regulatory authority or any legal or administrative proceedings; future actions of regulatory bodies or government authorities relating to Cardinal Health’s manufacturing or sale of products and other costs or claims that could arise from its manufacturing, compounding or repackaging operations or from its other services; the costs, difficulties and uncertainties related to the integration of acquired businesses; uncertainties related to the recent disruptions in the financial markets, including uncertainties related to the availability and/or cost of credit and the impact of the financial market disruptions on Cardinal Health’s customers and vendors; and conditions in the pharmaceutical market and general economic and market conditions. This news release reflects management’s views as of Jan. 8, 2009. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.